EXHIBIT 3.1


                            CERTIFICATE OF FORMATION


                                       OF


                    DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC




            This Certificate of Formation of DaimlerChrysler Wholesale Receivables LLC (the "LLC"), dated as of February 24, 2000, is being duly executed and filed by James G. Leyden, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C., ss.18-101, et seq.).

            FIRST. The name of the limited liability company formed hereby is DaimlerChrysler Wholesale Receivables LLC.

            SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                                    /s/ James G. Leyden, Jr.
                                                    --------------------------
                                                    Name: James G. Leyden, Jr.
                                                    Authorized Person






                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 11:30 AM 02/24/2000
                                                       001091945 - 3182484